Exhibit 99.5

In connection with the filing by Flewber Global Inc. of the Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Flewber Global Inc. in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing under this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: June 29, 2023

/s/ Elliot Feder
Name:	Elliot Feder